Exhibit 99.1
STRYKER REPORTS 2020 OPERATING RESULTS AND 2021 OUTLOOK
Kalamazoo, Michigan - January 27, 2021 - Stryker (NYSE:SYK) reported operating results for the fourth quarter and full year of 2020 and 2021 outlook:
The response to the COVID-19 pandemic has included measures to slow the spread of the virus taken by governments and health care authorities globally, including the postponement of deferrable medical procedures and social contact restrictions, which have had a significant negative impact on our operations and financial results.
Fourth Quarter Results
•Reported net sales increased 3.2% to $4.3 billion
•Organic net sales decreased 1.1%
•Reported operating income margin of 17.6%
•Adjusted operating income margin(1) expanded 90 bps to 29.2%
•Reported EPS decreased 21.6% to $1.49
•Adjusted EPS(1) increased 12.9% to $2.81

	Fourth Quarter Net Sales Growth Overview
	Reported	Foreign Currency Exchange	Constant Currency	Acquisitions	Organic
Orthopaedics	4.0%	1.2%	2.8%	8.6%	(5.8)%
MedSurg	2.3	0.8	1.5	0.2	1.3
Neurotechnology and Spine	3.5	1.4	2.1	—	2.1
Total	3.2%	1.2%	2.0%	3.1%	(1.1)%
Full Year Results
•Reported net sales decreased 3.6% to $14.4 billion
•Organic net sales decreased 4.8%
•Reported operating income margin of 15.5%
•Adjusted operating income margin(1) of 24.4%
•Reported EPS decreased 23.4% to $4.20
•Adjusted EPS(1) decreased 10.0% to $7.43

	Full Year Net Sales Growth Overview
	Reported	Foreign Currency Exchange	Constant Currency	Acquisitions	Organic
Orthopaedics	(5.6)%	0.1%	(5.7)%	2.4%	(8.1)%
MedSurg	(1.4)	(0.1)	(1.3)	0.5	(1.8)
Neurotechnology and Spine	(4.7)	0.2	(4.9)	0.8	(5.7)
Total	(3.6)%	—%	(3.6)%	1.2%	(4.8)%
"In spite of COVID-19 outbreaks that intensified through the quarter, our teams showed good resilience and delivered a solid quarter of financial results," said Kevin Lobo, Chairman and Chief Executive Officer. "As we saw with prior pandemic spikes, the impacts were strongest in the businesses linked to deferrable procedures, but as evidenced by our guidance for 2021, we are optimistic about our prospects for the future. The Wright Medical integration is off to a strong start and we continue to advance innovation across the company. On behalf of the Stryker leadership team, I would like to offer my thanks to our employees and to the caregivers and first responders for their efforts in continuing to deal with this health crisis."
Sales Analysis
Consolidated net sales of $4.3 billion and $14.4 billion increased 3.2% in the quarter and 2.0% in constant currency and decreased 3.6% in the full year and 3.6% in constant currency. Organic net sales decreased 1.1% and 4.8% in the quarter and full year including 0.3% and 4.1% from decreased unit volume and 0.8% and 0.7% from lower prices.
Orthopaedics net sales of $1.5 billion and $5.0 billion increased 4.0% in the quarter and 2.8% in constant currency and decreased 5.6% in the full year and 5.7% in constant currency. Organic net sales decreased 5.8% and 8.1% in the quarter and full year including 4.6% and 6.6% from decreased unit volume and 1.2% and 1.5% from lower prices.
MedSurg net sales of $1.9 billion and $6.4 billion increased 2.3% in the quarter and 1.5% in constant currency and decreased 1.4% in the full year and 1.3% in constant currency. Organic net sales increased 1.3% in the quarter including 1.2% from increased unit volume and 0.1% from higher prices and decreased 1.8% in the full year including 1.8% from decreased unit volume and a nominal impact from changes in pricing.

Neurotechnology and Spine net sales of $0.9 billion and $3.0 billion increased 3.5% in the quarter and 2.1% in constant currency and decreased 4.7% in the full year and 4.9% in constant currency. Organic net sales increased 2.1% in the quarter including 4.0% from increased unit volume partially offset by 1.9% from lower prices and decreased 5.7% in the full year including 4.9% from decreased unit volume and 0.8% from lower prices.
Earnings Analysis
Reported net earnings of $568 million and $1.6 billion decreased 21.7% and 23.2% in the quarter and full year. Reported net earnings per diluted share of $1.49 and $4.20 decreased 21.6% and 23.4% in the quarter and full year. Reported gross profit margin and reported operating income margin were 63.7% and 17.6% in the quarter and 63.1% and 15.5% in the full year. Reported net earnings include certain items, such as charges for acquisition and integration-related activities, the amortization of purchased intangible assets, restructuring-related and other charges, costs to comply with certain medical device regulations, recall-related matters, regulatory and legal matters and tax matters. Excluding the aforementioned items, adjusted gross profit margin(1) was 65.1% and 63.8% in the quarter and full year, and adjusted operating income margin(1) was 29.2% for the quarter, an improvement of 90 basis points, and 24.4% for the full year, a decline of 190 basis points. Adjusted net earnings(1) of $1.1 billion and $2.8 billion increased 13.0% in the quarter and decreased 9.9% in the full year. Adjusted net earnings per diluted share(1) of $2.81 and $7.43 increased 12.9% in the quarter and decreased 10.0% in the full year.
2021 Outlook
We continue to monitor and evaluate the impact the global response to the COVID-19 pandemic has had, and will continue to have, on our operations and financial results. As we recover from the pandemic, we expect 2021 organic net sales growth to be in the range of 8% to 10% from 2019, as this is a more normal baseline given the variability throughout 2020, and expect adjusted net earnings per diluted share(2) to be in the range of $8.80 to $9.20. This includes the previously announced 10 cents of dilution driven by the acquisition of Wright Medical for the full year. Consistent with the pricing environment experienced in both 2019 and 2020, we expect continued unfavorable price reductions of approximately 1% in 2021. If foreign currency exchange rates hold near current levels, we expect EPS will be modestly favorable for the full year. This guidance assumes an ongoing recovery in our key geographies leading to more normalized elective procedure levels during the second quarter of 2021. We will not be providing quarterly guidance.
(1) A reconciliation of the non-GAAP financial measures: adjusted gross profit margin, adjusted operating income and adjusted operating income margin, adjusted net earnings and adjusted net earnings per diluted share, to the most directly comparable GAAP measures: gross profit margin, operating income and operating income margin, net earnings and net earnings per diluted share, and other important information accompanies this press release.
(2) We are unable to present a quantitative reconciliation of our expected net earnings per diluted share to expected adjusted net earnings per diluted share as we are unable to predict with reasonable certainty and without unreasonable effort the impact and timing of restructuring-related and other charges, acquisition-related expenses and fair value adjustments to inventory and the outcome of certain regulatory, legal and tax matters. The financial impact of these items is uncertain and is dependent on various factors, including timing, and could be material to our Consolidated Statements of Earnings.

Conference Call on Wednesday, January 27, 2021
As previously announced, Stryker will host a conference call on Wednesday, January 27, 2021 at 4:30 p.m., Eastern Time, to discuss the company's operating results for the quarter and year ended December 31, 2020 and provide an operational update.
To participate in the conference call dial (877) 702-4565 (domestic) or (647) 689-5532 (international) and be prepared to provide conference ID number 5283279 to the operator.
A simultaneous webcast of the call will be accessible via the company's website at www.stryker.com. The call will be archived on the Investor Relations page of this site.
A recording of the call will also be available from 8:00 p.m., Eastern Time, on Wednesday, January 27, 2021, until 11:59 p.m., Eastern Time, on Wednesday, February 3, 2021. To hear this recording, you may dial (800) 585-8367 (domestic) or (416) 621-4642 (international) and enter conference ID number 5283279.
Caution Concerning Forward-Looking Statements
This press release contains information that includes or is based on forward-looking statements within the meaning of the federal securities laws that are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Such factors include, but are not limited to: the impact on our operations and financial results of the COVID-19 pandemic and any related policies and actions by governments or other third parties; unexpected liabilities, costs, charges or expenses in connection with the acquisition of Wright Medical Group N.V. ("Wright"); the effects of the Wright acquisition on the parties' relationships with employees, customers, other business partners or governmental entities; weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products, including Wright products; potential supply disruptions; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the ultimate total cost with respect to recall-related matters; the impact of investigative and legal proceedings and compliance risks; resolution of tax audits; the impact of the federal legislation to reform the United States healthcare system; costs to comply with medical device regulations; changes in financial markets; changes in the competitive environment; our ability to integrate and realize the anticipated benefits of acquisitions in full or at all or within the expected timeframes, including the acquisition of Wright; and our ability to realize anticipated cost savings. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions or circumstances on which those expectations may be based, or that affect the likelihood that actual results will differ from those contained in the forward-looking statements.
Stryker is one of the world's leading medical technology companies and, together with its customers, is driven to make healthcare better. The Company offers innovative products and services in Orthopaedics, Medical and Surgical, and Neurotechnology and Spine that help improve patient and hospital outcomes. More information is available at www.stryker.com.

For investor inquiries please contact:
Preston Wells, Vice President, Investor Relations at 269-385-2600 or preston.wells@stryker.com

For media inquiries please contact:
Yin Becker, Vice President, Communications, Public Affairs and Corporate Marketing at 269-385-2600 or yin.becker@stryker.com

STRYKER CORPORATION
For the Three Months and Full Year December 31
(Unaudited - Millions of Dollars, Except Per Share Amounts)
CONSOLIDATED STATEMENTS OF EARNINGS

	Three Months			Full Year
	2020	2019	% Change	2020	2019	% Change
Net sales	$4,262	$4,131	3.2%	$14,351	$14,884	(3.6)%
Cost of sales	1,545	1,428	8.2	5,294	5,188	2.0
Gross profit	$2,717	$2,703	0.5%	$9,057	$9,696	(6.6)%
% of sales	63.7%	65.4%		63.1%	65.1%
Research, development and engineering expenses	255	254	0.4	984	971	1.3
Selling, general and administrative expenses	1,562	1,380	13.2	5,361	5,356	0.1
Recall charges	21	13	61.5	17	192	(91.1)
Amortization of intangible assets	130	112	16.1	472	464	1.7
Total operating expenses	$1,968	$1,759	11.9%	$6,834	$6,983	(2.1)%
Operating income	$749	$944	(20.7)%	$2,223	$2,713	(18.1)%
% of sales	17.6%	22.9%		15.5%	18.2%
Other income (expense), net	(78)	(8)	nm	(269)	(151)	78.1
Earnings before income taxes	$671	$936	(28.3)%	$1,954	$2,562	(23.7)%
Income taxes	103	211	(51.2)	355	479	(25.9)
Net earnings	$568	$725	(21.7)%	$1,599	$2,083	(23.2)%
Net earnings per share of common stock:
Basic	$1.51	$1.94	(22.2)%	$4.26	$5.57	(23.5)%
Diluted	$1.49	$1.90	(21.6)%	$4.20	$5.48	(23.4)%
Weighted-average shares outstanding (in millions):
Basic	375.9	374.4		375.5	374.0
Diluted	381.3	380.1		380.3	379.9

CONDENSED CONSOLIDATED BALANCE SHEETS
	December 31
	2020	2019
Assets
Cash and cash equivalents	$2,943	$4,337
Marketable securities	81	88
Accounts receivable, net	2,701	2,893
Inventories	3,494	2,980
Prepaid expenses and other current assets	488	760
Total current assets	$9,707	$11,058
Property, plant and equipment, net	2,752	2,567
Goodwill and other intangibles, net	18,332	13,296
Noncurrent deferred income tax assets	1,530	1,575
Other noncurrent assets	2,009	1,671
Total assets	$34,330	$30,167
Liabilities and shareholders' equity
Current liabilities	$5,041	$4,400
Long-term debt, excluding current maturities	13,230	10,231
Income taxes	990	1,068
Other noncurrent liabilities	1,985	1,661
Shareholders' equity	13,084	12,807
Total liabilities and shareholders' equity	$34,330	$30,167

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	December 31
	2020	2019
Operating activities
Net earnings	$1,599	$2,083
Depreciation	340	314
Amortization of intangible assets	472	464
Changes in operating assets, liabilities, income taxes payable and other, net	866	(670)
Net cash provided by operating activities	$3,277	$2,191
Investing activities
Acquisitions, net of cash acquired	$(4,222)	$(802)
Purchases of property, plant and equipment	(487)	(649)
Change in marketable securities, net	7	(5)
Other investing, net	1	1
Net cash used in investing activities	$(4,701)	$(1,455)
Financing activities
Borrowings (payments) of debt, net	$989	$1,293
Dividends paid	(863)	(778)
Repurchases of common stock	—	(307)
Other financing, net	(137)	(205)
Net cash provided by (used in) financing activities	$(11)	$3
Effect of exchange rate changes on cash and cash equivalents	41	(18)
Change in cash and cash equivalents	$(1,394)	$721

nm - not meaningful

STRYKER CORPORATION
For the Three Months and Full Year December 31
(Unaudited - Millions of Dollars)

SALES GROWTH ANALYSIS
	Three Months				Full Year
			Percentage Change				Percentage Change
	2020	2019	As Reported	Constant Currency	2020	2019	As Reported	Constant Currency
Geographic:
United States	$3,098	$3,039	1.9%	1.9%	$10,455	$10,957	(4.6)%	(4.6)%
International	1,164	1,092	6.6	2.3	3,896	3,927	(0.8)	(0.9)
Total	$4,262	$4,131	3.2%	2.0%	$14,351	$14,884	(3.6)%	(3.6)%
Segment:
Orthopaedics	$1,526	$1,467	4.0%	2.8%	$4,959	$5,252	(5.6)%	(5.7)%
MedSurg	1,854	1,812	2.3	1.5	6,400	6,492	(1.4)	(1.3)
Neurotechnology and Spine	882	852	3.5	2.1	2,992	3,140	(4.7)	(4.9)
Total	$4,262	$4,131	3.2%	2.0%	$14,351	$14,884	(3.6)%	(3.6)%

SUPPLEMENTAL SALES GROWTH ANALYSIS
	Three Months
					United States	International
			Percentage Change
	2020	2019	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
Orthopaedics:
Knees	$459	$510	(10.2)%	(11.0)%	(12.5)%	(3.0)%	(6.5)%
Hips	340	372	(8.3)	(9.2)	(11.1)	(3.0)	(5.6)
Trauma and Extremities	570	442	29.0	26.8	36.4	15.8	10.1
Other	157	143	9.3	8.2	12.3	(0.9)	(6.0)
	$1,526	$1,467	4.0%	2.8%	4.1%	3.8%	(0.3)%
MedSurg:
Instruments	$555	$542	2.1%	1.2%	5.2%	(8.6)%	(12.7)%
Endoscopy	525	559	(6.2)	(6.8)	(7.0)	(3.1)	(6.1)
Medical	705	637	10.8	9.8	9.7	14.6	9.9
Sustainability	69	74	(5.4)	(5.4)	(5.9)	nm	nm
	$1,854	$1,812	2.3%	1.5%	2.5%	1.7%	(2.3)%
Neurotechnology and Spine:
Neurotechnology	$575	$540	6.7%	4.9%	(1.2)%	21.3%	16.1%
Spine	307	312	(1.9)	(2.9)	(6.1)	11.1	7.0
	$882	$852	3.5%	2.1%	(3.1)%	18.4%	13.5%
Total	$4,262	$4,131	3.2%	2.0%	1.9%	6.6%	2.3%

	Full Year
					United States	International
			Percentage Change
	2020	2019	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
Orthopaedics:
Knees	$1,567	$1,815	(13.7)%	(13.7)%	(13.1)%	(15.3)%	(15.5)%
Hips	1,206	1,383	(12.8)	(12.7)	(12.0)	(14.1)	(13.8)
Trauma and Extremities	1,722	1,639	5.1	4.7	8.4	(0.9)	(1.9)
Other	464	415	11.7	11.4	15.8	(4.9)	(6.5)
	$4,959	$5,252	(5.6)%	(5.7)%	(3.9)%	(9.2)%	(9.6)%
MedSurg:
Instruments	$1,863	$1,959	(5.0)%	(5.0)%	(4.7)%	(6.1)%	(6.2)%
Endoscopy	1,763	1,983	(11.1)	(11.0)	(10.7)	(12.5)	(12.2)
Medical	2,524	2,264	11.5	11.8	6.9	28.9	30.3
Sustainability	250	286	(12.3)	(12.3)	(12.4)	nm	nm
	$6,400	$6,492	(1.4)%	(1.3)%	(2.9)%	4.7%	5.3%
Neurotechnology and Spine:
Neurotechnology	$1,945	$1,983	(1.9)%	(2.1)%	(7.7)%	8.8%	8.2%
Spine	1,047	1,157	(9.5)	(9.6)	(12.5)	(0.6)	(0.9)
	$2,992	$3,140	(4.7)%	(4.9)%	(9.6)%	6.1%	5.6%
Total	$14,351	$14,884	(3.6)%	(3.6)%	(4.6)%	(0.8)%	(0.9)%

SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
We supplement the reporting of our financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including: percentage sales growth; percentage sales growth in constant currency; percentage organic sales growth; adjusted gross profit; adjusted selling, general and administrative expenses; adjusted research, development and engineering expenses; adjusted operating income; adjusted other income (expense), net; adjusted effective income tax rate; adjusted net earnings; and adjusted net earnings per diluted share (Diluted EPS). We believe that these non-GAAP financial measures provide meaningful information to assist investors and shareholders in understanding our financial results and assessing our prospects for future performance. Management believes percentage sales growth in constant currency and the other adjusted measures described above are important indicators of our operations because they exclude items that may not be indicative of or are unrelated to our core operating results and provide a baseline for analyzing trends in our underlying businesses. Management uses these non-GAAP financial measures for reviewing the operating results of reportable business segments and analyzing potential future business trends in connection with our budget process and bases certain management incentive compensation on these non-GAAP financial measures.
To measure percentage sales growth in constant currency, we remove the impact of changes in foreign currency exchange rates that affect the comparability and trend of sales. Percentage sales growth in constant currency is calculated by translating current and prior year results at the same foreign currency exchange rate. To measure percentage organic sales growth, we remove the impact of changes in foreign currency exchange rates and acquisitions, which affect the comparability and trend of sales. Percentage organic sales growth is calculated by translating current year results at prior year average foreign currency exchange rates excluding the impact of acquisitions. To measure earnings performance on a consistent and comparable basis, we exclude certain items that affect the comparability of operating results and the trend of earnings.
Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, selling, general and administrative expenses, research, development and engineering expenses, operating income, other income (expense), net, effective income tax rate, net earnings and net earnings per diluted share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliations to corresponding GAAP financial measures below, provide a more complete understanding of our business. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
The following reconciles the non-GAAP financial measures discussed above with the most directly comparable GAAP financial measures. The weighted-average diluted shares outstanding used in the calculation of non-GAAP net earnings per diluted share are the same as those used in the calculation of reported net earnings per diluted share for the respective period.

STRYKER CORPORATION
For the Three Months and Full Year December 31
(Unaudited - Millions of Dollars, Except Per Share Amounts)
Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures
Three Months 2020	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income	Other income (expense), net	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$2,717	$1,562	$255	$749	$(78)	$568	15.4%	$1.49
Reported percent net sales	63.7%	36.6%	6.0%	17.6%	(1.8)%	13.3%
Acquisition and integration-related charges (a)
Inventory stepped-up to fair value	39	—	—	39	—	30	0.9	0.08
Other acquisition and integration-related	—	(118)	—	118	—	97	1.8	0.25
Amortization of purchased intangible assets	—	—	—	130	—	104	2.3	0.27
Restructuring-related and other charges (b)	17	(150)	—	166	—	159	(1.0)	0.42
Medical device regulations (c)	1	—	(20)	21	—	16	0.4	0.05
Recall-related matters (d)	—	—	—	21	—	15	0.8	0.03
Regulatory and legal matters (e)	—	(1)	—	1	—	2	—	—
Tax matters (f)	—	—	—	—	(3)	80	(12.6)	0.22
Adjusted	$2,774	$1,293	$235	$1,245	$(81)	$1,071	8.0%	$2.81
Adjusted percent net sales	65.1%	30.3%	5.5%	29.2%	(1.9)%	25.1%

Three Months 2019	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income	Other income (expense), net	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$2,703	$1,380	$254	$944	$(8)	$725	22.5%	$1.90
Reported percent net sales	65.4%	33.4%	6.1%	22.9%	(0.2)%	17.6%
Acquisition and integration-related charges (a)
Inventory stepped-up to fair value	12	—	—	12	—	9	0.1	0.02
Other acquisition and integration-related	—	(40)	—	40	—	34	—	0.09
Amortization of purchased intangible assets	—	—	—	112	—	81	1.3	0.21
Restructuring-related and other charges (b)	17	(63)	—	80	—	58	0.9	0.15
Medical device regulations (c)	5	—	(23)	28	—	20	0.3	0.06
Recall-related matters (d)	—	—	—	13	—	10	0.2	0.03
Regulatory and legal matters (e)	—	59	—	(59)	—	(52)	0.4	(0.14)
Tax matters (f)	—	—	—	—	(30)	63	(9.4)	0.17
Adjusted	$2,737	$1,336	$231	$1,170	$(38)	$948	16.3%	$2.49
Adjusted percent net sales	66.3%	32.3%	5.6%	28.3%	(0.9)%	22.9%

Full Year 2020	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income	Other income (expense), net	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$9,057	$5,361	$984	$2,223	$(269)	$1,599	18.2%	$4.20
Reported percent net sales	63.1%	37.4%	6.9%	15.5%	(1.9)%	11.1%
Acquisition and integration-related charges (a)
Inventory stepped-up to fair value	48	—	—	48	—	36	0.3	0.10
Other acquisition and integration-related	—	(194)	—	194	—	157	0.7	0.41
Amortization of purchased intangible assets	—	—	—	472	—	381	1.6	1.00
Restructuring-related and other charges (b)	53	(406)	—	458	—	397	0.2	1.04
Medical device regulations (c)	2	—	(79)	81	—	63	0.4	0.17
Recall-related matters (d)	—	—	—	17	—	13	0.1	0.03
Regulatory and legal matters (e)	—	(6)	—	6	—	8	(0.1)	0.02
Tax matters (f)	—	—	—	—	4	173	(8.8)	0.46
Adjusted	$9,160	$4,755	$905	$3,499	$(265)	$2,827	12.6%	$7.43
Adjusted percent net sales	63.8%	33.1%	6.3%	24.4%	(1.8)%	19.7%

Full Year 2019	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income	Other income (expense), net	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$9,696	$5,356	$971	$2,713	$(151)	$2,083	18.7%	$5.48
Reported percent net sales	65.1%	36.0%	6.5%	18.2%	(1.0)%	14.0%
Acquisition and integration-related charges (a)
Inventory stepped-up to fair value	67	—	—	67	—	51	0.2	0.13
Other acquisition and integration-related	—	(208)	—	208	—	160	0.6	0.42
Amortization of purchased intangible assets	—	—	—	464	—	375	0.6	0.99
Restructuring-related and other charges (b)	38	(188)	—	226	—	180	0.4	0.47
Medical device regulations (c)	6	—	(56)	62	—	48	0.2	0.13
Recall-related matters (d)	—	—	—	192	—	154	0.3	0.41
Regulatory and legal matters (e)	—	24	—	(24)	—	(33)	0.5	(0.09)
Tax matters (f)	—	—	—	—	(30)	121	(5.7)	0.32
Adjusted	$9,807	$4,984	$915	$3,908	$(181)	$3,139	15.8%	$8.26
Adjusted percent net sales	65.9%	33.5%	6.1%	26.3%	(1.2)%	21.1%

(a)	Charges represent certain acquisition and integration-related costs associated with acquisitions.
(b)	Charges represent the costs associated with the termination of sales relationships in certain countries, workforce reductions, elimination of product lines, certain long-lived asset impairments and associated costs and other restructuring-related activities.
(c)	Charges represent the costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with the medical device reporting regulations and other requirements of the new medical device regulations in the European Union and China.
(d)	Charges represent changes in our best estimate of the minimum end of the range of probable loss to resolve certain recall-related matters.
(e)	Our best estimate of the minimum of the range of probable loss to resolve certain regulatory or other legal matters and the amount of favorable awards from settlements.
(f)	Benefits and charges represent the accounting impact of certain significant and discrete tax items, including adjustments related to the Tax Cuts and Jobs Act of 2017, and the transfer of certain intellectual properties between tax jurisdictions.